CYTOGEN CORPORATION

                        2005 EMPLOYEE STOCK PURCHASE PLAN





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1.   PURPOSE OF THE PLAN

     The Cytogen Corporation 2005 Employee Stock Purchase Plan is intended to promote the interests of the Company (as defined in Article 2) by providing eligible employees of a Participating Employer (as defined in Article 2) with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     The Board (as defined in Article 2) has adopted the Plan to be effective as of October 1, 2005, subject to shareholder approval of the Plan. The Company expects to submit the Plan to the shareholders of the Company for approval at the Company's 2006 annual meeting in June, 2006. The first Purchase Period (as defined in Article 2) under the Plan ends on June 30, 2006. If for any reason the shareholders of the Company do not approve the Plan on or before June 30, 2006, the first Purchase Period shall terminate on a date specified by the Board, the Plan shall immediately terminate, and no purchases of Common Stock (as defined in Article 2) shall be made under the Plan.

2.   DEFINITIONS

       (a) "Board" shall mean the Company's Board of Directors.

       (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (c) "Change of Control" shall be deemed to have occurred if:

               (i) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors; or

               (ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other

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          disposition of all or substantially  all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

       (d) "Common Stock" shall mean the common stock of the Company.

       (e) "Company Affiliate" shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

       (f) "Company" shall mean Cytogen Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cytogen Corporation that shall adopt the Plan.

       (g) "Compensation" shall mean (i) the regular base salary paid to a Participant by one or more Participating Employers during the Participant's period of participation in a Purchase Period under the Plan plus (ii) all overtime payments, bonuses and commissions received during such Purchase Period. Such Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate. However, Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Compensation).

       (h) "Effective Date" shall mean October 1, 2005.

       (i) "Eligible Employee" shall mean any person who is employed by a Participating Employer as an employee on a basis under which he is regularly expected to render more than 20 hours of service per week for more than five months per calendar year, for earnings considered wages under Code section 3401(a). However, an "Eligible Employee" shall not include any person who would, immediately after the grant of a purchase right under this Plan, own (within the meaning of Code section 424(d)) or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

       (j) "Entry Date" means the first day of a Purchase Period.

       (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (l) "Fair Market Value" per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

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               (i)  If  the  Common Stock  is at the time  traded on the  Nasdaq
          National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on the New York Stock Exchange or American Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

       (m) "Participant" shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

       (n) "Participating Employer" shall mean the Company and such Company Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

       (o) "Plan" shall mean the Cytogen Corporation 2005 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

       (p) "Plan Administrator" shall mean the committee appointed by the Board to administer the Plan.

       (q) "Purchase Date" shall mean the last business day of each Purchase Period. The initial Purchase Date shall be June 30, 2006.

       (r) "Purchase Period" shall mean the period beginning October 1, 2005 and ending June 30, 2006, and each successive three-month period (or other period designated by the Plan Administrator), at the end of which shares of Common Stock shall be purchased on behalf of each Participant. Beginning July 1, 2006, Purchase Periods shall begin on July 1, October 1, January 1 and April 1, unless the Plan Administrator determines otherwise.

       (s) "Term of Service" means a consecutive one-month period during which an individual was an employee of the Company or a Company Affiliate.

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3.   PURCHASE PERIODS

       (a) Purchase Periods. Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

       (b) Duration of Purchase Periods. Each Purchase Period shall be of such duration (not to exceed 24 months) as shall be determined by the Plan Administrator prior to the beginning of the Purchase Period. The first Purchase Period shall begin on October 1, 2005 and shall end on June 30, 2006. On and after July 1, 2006, each Purchase Period shall commence at a three-month interval on each July 1, October 1, January 1 and April 1. The Plan Administrator may establish different (shorter or longer) Purchase Periods, before the beginning of the applicable Purchase Period, as the Plan Administrator deems appropriate.

4.   ELIGIBILITY

       (a) Commencement of Participation. Except as provided in Article 7, an Eligible Employee who has completed a Term of Service prior to the Effective Date and who is employed by a Participating Employer on the Effective Date shall be eligible to participate in the Plan as of the Effective Date. All other Eligible Employees, except as provided in Article 7, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of a Term of Service.

       (b) Enrollment Forms. In order to participate in the Plan for a particular Purchase Period, an Eligible Employee must complete an enrollment form prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) at such time before the Entry Date for that Purchase Period as may be determined by the Plan Administrator.

5.   PAYROLL DEDUCTIONS

       (a) Elections. The payroll deduction authorized by a Participant for purposes of acquiring shares of Common Stock during a Purchase Period may be any multiple of 1% of the Compensation paid to the Participant during the Purchase Period, up to a maximum of 10% of Compensation. The deduction rate so authorized shall continue in effect throughout the Purchase Period, except to the extent such rate is changed in accordance with the following guidelines:

               (i) The Participant may, at any time during the Purchase Period, reduce his rate of payroll deduction, to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not effect more than one such reduction per Purchase Period.

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               (ii) Prior  to  the  commencement of a ny new Purchase  Period, a
          Participant may increase the rate of his payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed 10% of Compensation) shall become effective on the next Entry Date following the filing of such form.

       (b) Commencement. Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Purchase Period. The amounts so collected shall be credited to a book account established on the Company's records for the Participant, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

       (c) Cessation   of   Payroll   Deductions.  Payroll   deductions    shall
automatically cease upon the termination of the Participant's purchase right in accordance with the Plan.

6.   PURCHASE RIGHTS

       (a) Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each Purchase Period in which he enrolls. The purchase right shall be granted on the Entry Date of the Purchase Period and shall provide the Participant with the right to purchase shares of Common Stock, at the end of that Purchase Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

       (b) Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date for the Purchase Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Period to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

       (c) Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Purchase Period, the purchase price per share at which Common Stock will be purchased on the Participant's behalf on the Purchase Date shall be equal to the lower of (i) 85% of the Fair Market Value per share of Common Stock on the Entry Date of the Purchase Period or (ii) 85% of the Fair Market Value per share of Common Stock on the Purchase Date.

       (d) Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on the Purchase Date for a Purchase Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through

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payroll  deductions  during the Purchase  Period by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock that may be purchased by a Participant on any Purchase Date shall not exceed the largest number of whole shares of Common Stock as does not exceed the number of shares determined by dividing $18,750 in the first nine-month Purchase Period (and $6,250 during any three-month Purchase Period) by the purchase price as of the Entry Date for the Purchase Period, determined as described in subsection (c)(i) above. The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Purchase Period, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant for the Purchase Period.

       (e) Excess Payroll Deductions. Any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date, unless the Participant requests a refund. Any payroll deductions that are not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant as of a Purchase Date shall be promptly refunded.

       (f) Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article 7, precluded from purchasing additional shares of Common Stock on a Purchase Date, then no further payroll deductions shall be collected from such Participant with respect to that Purchase Period.

       (g) Withdrawal from Purchase Period. The following provisions shall govern a Participant's withdrawal from a Purchase Period:

               (i) A Participant may withdraw from the Purchase Period in which he is enrolled at any time prior to the Purchase Date by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to that Purchase Period. Any payroll deductions collected during the Purchase Period in which such withdrawal occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Period in which such withdrawal occurs shall be refunded as soon as possible.

               (ii) The Participant's withdrawal from a Purchase Period shall be irrevocable, and the Participant may not subsequently rejoin that Purchase Period at a later date. In order to resume participation in any subsequent Purchase Period, the Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the Entry Date of the subsequent Purchase Period.

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       (h) Termination  of  Purchase  Right. If  a  Participant  ceases to be an
Eligible Employee for any reason (including death, disability or change in status) while his purchase right remains outstanding, the Participant's purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded to the Participant.

       (i) Change of Control. Unless the Plan Administrator determines otherwise, immediately prior to the effective date of any Change of Control of the Company, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Purchase Period in which the Change of Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to the lower of (i) 85% of the Fair Market Value per share of Common Stock on the first day of the Purchase Period or (ii) 85% of the Fair Market Value per share of Common Stock immediately prior to the effective date of the Change of Control, or such other purchase price formula as may be in effect for the Purchase Period consistent with the Plan. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

       (j) Proration of Purchase Rights. If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be refunded.

       (k) Assignability. A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

       (l) Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

7.   ACCRUAL LIMITATIONS

       (a) Dollar Limitation. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:

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               (i)   The  right to acquire  Common Stock under  each outstanding purchase right shall accrue on each Purchase Date on which such right is outstanding.

               (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.

       (b) Refund. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions that the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.

8.   RESTRICTION ON SHARE TRANSFERS FOR OFFICERS

     Participants who are officers of the Company or a Company Affiliate may not transfer shares of Common Stock purchased under the Plan for a period of 12 months after the Purchase Date as of which the shares are purchased; provided, however, that this restriction shall cease to apply upon a Change of Control of the Company or under such other circumstances as the Board deems appropriate.

9.   ADMINISTRATION OF THE PLAN

     The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.

10.  STOCK SUBJECT TO PLAN

       (a) Number of Shares. Subject to a djustment as described below, the aggregate number of shares of Common Stock of the Company that may be issued or transferred under the Plan is 500,000 shares. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

       (b) Adjustment. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or

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other change  affecting  the  outstanding  Common  Stock as a class  without the
Company's receipt of consideration, the Plan Administrator may make appropriate adjustments to (i) the maximum number and class of securities issuable under the
Plan,  (ii)  the  maximum  number  and  class  of  securities   purchasable  per
Participant on any Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder.

11.  EFFECTIVE DATE AND TERM OF THE PLAN

       (a) Effective Date. The Plan was adopted by the Board on September 23, 2005, and shall become effective at the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), and all applicable listing requirements of the Nasdaq National Market (or other stock exchange if applicable) and all other applicable requirements established by law or regulation have been met. In the event such stockholder approval is not obtained, or such compliance is not effected, within 12 months after the date on which the Plan is adopted by the Board (or, if earlier, by June 30, 2006), the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Purchase Period hereunder shall be refunded.

       (b) Term. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) September 22, 2015, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a change of control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

12.  AMENDMENT AND TERMINATION

       (a) Amendment; Termination. The Board may alter, amend, suspend or terminate the Plan at any time. In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be refunded to such Participants as soon as administratively possible.

       (b) Stockholder Approval. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company's stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

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13.  GENERAL PROVISIONS

       (a) Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

       (b) No Right of Employment. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate or interfere with or otherwise restrict in any way the rights of the Company or any Company Affiliate to terminate a Participant's employment at any time for any reason, with or without cause.

       (c) Withholding. If and to the extent that any stock purchases or sales under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to Participant.

       (d) Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.